EXHIBIT 23.1

                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Commercial Intertech Corp. Stock Option and Award Plan of 1993 of our report dated December 10, 1993, with respect to the consolidated financial statements and schedules of Commercial Intertech Corp. and subsidiaries included in its Annual Report (Form 10-K) for the year ended October 31, 1993, filed with the Securities and Exchange Commission.

                          Ernst & Young

Cleveland, Ohio
February 21, 1994